Wabtec and GE Transportation to Merge Accelerating the Future of Transportation May 21, 2018 Exhibit 99.2

ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transaction between GE and Wabtec, Transportation Systems Holdings Inc., a wholly owned subsidiary of GE created for the transaction (“SpinCo”), will file with the SEC a registration statement on Form S-4/S-1 containing a prospectus or a registration statement on Form 10 and Wabtec will file with the SEC a registration statement on Form S-4 that will include a combined proxy statement/prospectus. If the transaction is effected via an exchange offer, GE will also file with the SEC a Schedule TO with respect thereto. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents GE, Wabtec and/or SpinCo may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY GE, WABTEC OR SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by GE, Wabtec and/or SpinCo through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by GE, Wabtec and/or SpinCo with the SEC from the respective companies by directing a written request to GE and/or SpinCo at General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210 or by calling 617-443-3400. Investors and security holders can also contact Wabtec at Wabtec Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.   NO OFFER OR SOLICITATION This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Important Information

PARTICIPANTS IN THE SOLICITATION This communication is not a solicitation of a proxy from any investor or security holder. GE, Wabtec, SpinCo, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Wabtec in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 23, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 1, 2018 and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Wabtec is contained in Wabtec’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 5, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 26, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 which was filed with the SEC on May 4, 2018 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Important Information

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GE and Wabtec. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, including future financial and operating results, the tax consequences of the proposed transaction, and the combined company’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements.   Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Wabtec may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by GE or Wabtec, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GE, Wabtec and SpinCo; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors as detailed from time to time in GE’s and Wabtec’s reports filed with the SEC, including GE’s and Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.   Any forward-looking statements speak only as of the date of this communication. Neither GE nor Wabtec undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Forward-looking statements

Today’s Presenters Timothy Wesley VP of Investor Relations Albert Neupaver Executive Chairman Raymond Betler President and Chief Executive Officer Patrick Dugan Chief Financial Officer Rafael Santana President and Chief Executive Officer

/// A DIVERSIFIED, GLOBAL LEADER POSITIONED TO ACCELERATE THE FUTURE OF TRANSPORTATION

Wabtec CORPORATION

FY17 Revenue
$3.9B
FY17 Adj. EBIT Margin
~13%

+

FY17 Revenue
$3.9B
FY17 Adj. EBIT Margin
~18%

GE Transportation

FY17 Revenue
$7.8B
FY17 Adj. EBIT Margin
>15%

1. **Diversified, Global Leader in Transportation and Logistics**
   Wabtec's Freight and Transit Components Combined With GE Transportation's Locomotive Manufacturing/Service Capabilities; Strong Cultural Fit . . . Seamless Integration
2. **Electronics and Digital Technologies Leading to Autonomous Operations**
   Positions Combined Company to Meet Growing Demand for Train Intelligence and Network Optimization
3. **Recurring Revenue Growth in High-Margin Aftermarket and Services**
   Complementary Global Customer Relationships to Yield Substantial Cross-Selling Opportunities, Dampen Cyclicality
4. **Highly Compelling Pro Forma Financial Profile . . . Attractive Point in Cycle**
   Significant Scale, Rapid Growth Trajectory, Superior Margins, Strong Free Cash Flow; GE Transportation Well-Positioned as Industry Recovers, with Backlog of $18B and Robust Recent Order Flow
5. **Significant Operating Synergy Potential and Tax Benefit Drive Value Creation**
   ~$250M of Anticipated Run-Rate Synergies Driven by Cost and Revenue Opportunities; Net Tax Benefit of ~$1.1B
6. **Strong Free Cash Flow Profile Enabling Rapid Deleveraging**
   Commitment to Retaining Investment Grade Rating and Dividend, Supported by Strong Post-Close Deleveraging Profile

Note: Adjusted figures represent non-GAAP metrics.

5 ///

Wabtec CORPORATION

Structure & Consideration The transaction is valued at approximately $11.1 billion1. When adjusted for the net tax benefit of $1.1 billion accruing to the combined company, the transaction value is $10 billion. Wabtec existing shareholders to own 49.9% of the combined entity $2.9B cash payment to GE GE and its shareholders to receive 50.1% of shares 40.2% to GE shareholders at closing and 9.9% retained by GE The GE Transportation business will be distributed to GE shareholders through a tax-free spin- or split-off; then immediately merged with Wabtec GE stake subject to customary lock-up (90 days) and other provisions Significant tax benefit to Wabtec created by deal structure (net ~$1.1B) Merged Company Company name: Wabtec Corporation; Listing: NYSE; Ticker: WAB Global headquarters to remain in Wilmerding, Pa. Freight Segment HQ in Chicago and Transit Segment HQ in Paris Management Ray Betler to remain President & CEO of combined company Rafael Santana to become President & CEO of Freight Segment Stéphane Rambaud-Measson to become President & CEO of Transit Segment Board of Directors Al Neupaver re-appointed as Executive Chairman GE to designate for nomination three independent Board members Timing & Closing Conditions Customary closing conditions, including regulatory approvals and Wabtec stockholder approval Transaction anticipated to close in early 2019 Transaction Terms 1 Based on Wabtec undisturbed share price of $83.79 on 19-Apr-2018 and Wabtec fully diluted share count. Net of tax step-up value of ~$1.1B accruing to the combined company.

/// COMPELLING FINANCIAL LOGIC

Attractive Point in Cycle

- GE Transportation revenue / adj. EBIT expected to grow at double-digit CAGR from 2017A to 2019E as cycle rebounds from trough levels; ~50% of 2018E to 2020E total revenue already in backlog (~$18B in backlog, including ~1,800 new and ~1,000 modernized locomotives; $3.6B in orders over the last two quarters)
- Wabtec reported a strong 1Q, forecasting ~11% adjusted EPS growth for the year with record backlog

Substantial Synergy Opportunity

- $250M of run-rate synergies driven by cost and revenue opportunities

Meaningful Cash Tax Benefits

- ~$1.1B of net value from the cash tax benefit created in the transaction – drives substantial incremental cash flow

Double-digit Cash EPS Accretion in Year 1

- Increased margins and strong cash flow of the combined business result in ~15% cash EPS accretion in Year 1

Fair Multiple With Robust Synergies

- 2019 EV[1] / Adj. EBITDA multiple is ~9x (including synergies and tax benefits), compared to Wabtec 2019 EV[1] / Adj. EBITDA multiple of 14x
- 2019 EV[1] / Adj. EBITDA multiple is ~11.75x (excluding synergies and tax benefits)

Note: Wabtec current EV / adj. EBITDA based on IBES estimates. Adjusted figures represent non-GAAP metrics.
[1] Based on Wabtec undisturbed share price of $83.79 on 19-Apr-2018 and Wabtec fully diluted share count.

7 ///

Wabtec CORPORATION

Business Overview

Merger of two transportation industry leaders Comprehensive portfolio and leading positions in freight car products, locomotive electronics, brakes, heat exchangers; leader in transit components, systems Successful financial track record; diversified revenue Strong aftermarket presence in core markets Leadership position in PTC with strong backlog Innovative culture with world-class manufacturing Leading global freight rail provider with significant installed base Manufacture and service freight locomotives globally Strong financial performance through cycles Robust services business driving profitable growth Comprehensive digital portfolio Deep domain expertise & history of innovation Segment Mix Business Mix Sales by Region Segment Mix Business Mix Sales by Region Transit 64% Freight 36% ROW 66% U.S. 34% After Mkt 56% OEM 44% After Mkt 53% OEM 47% ROW 44% U.S. 56% Freight 100% 2017A Revenue 2017A Revenue

/// GE TRANSPORTATION IS A LEADER IN THE FREIGHT RAIL INDUSTRY

Resilient portfolio with proven financial performance through cycles

Equipment (45% of Revenue)

- Global freight rail & propulsion system provider
- Leading Tier 4 engineering & technical innovation
- ~23K locomotive installed base



Services (48% of Revenue)

- Maintain & upgrade fleet through asset lifecycle
- ~70% installed base under service contract
- ~13x growth in locomotive modernizations since '15



Digital (7% of Revenue)

- Driving efficiency & productivity for customers
- Portfolio spans ecosystem … port, yard, rail network
- Proven outcomes … ~10% fuel savings, 10%+ increase in network velocity, ~40% increase in rail volume



2017A Financials


$3.9B
$0.7B
18%
Revenue
Adj. EBIT
Adj. EBIT %

~$18B BACKLOG

Note: Adjusted figures represent non-GAAP metrics. Based on 2017A financial information

10 ///

Wabtec CORPORATION

Attractive point in cycle, well positioned for industry rebound GE Fleet Age Pyramid Contractual Coverage AC EVO AC4400 Dash 9 Dash 8 Dash 7 ~900 units Avg. 3 yrs ~7,900 units Avg. 5 yrs ~1,300 units Avg. 8 yrs ~4,800 units Avg. 10 yrs ~4,400 units Avg. 15 yrs ~2,200 units Avg. 20 yrs ~1,600 units Avg. 30 yrs ~100 units Avg. 35 yrs Upgrade targets Tier 4 DC EVO U Ser. 23K Parked 2K Warranty 2K Transactional 3K Long-term contracts 16K GE Transportation Historical and Projected Locomotive Deliveries Double-digit CAGR Over 11K locomotives currently at age of typical upgrade – will drive substantial near-term growth Over 70% under long-term service contracts Installed Base

/// GE TRANSPORTATION FINANCIAL TRAJECTORY

GE Transportation is poised to benefit from cyclical tailwinds – including reduction in parked locomotives – that Wabtec is already seeing in its business



2017A
2019E
Revenue
~12% CAGR
$3.9B
$4.4 - 4.9B
~50% of planned equipment volume already in backlog
Adj. EBIT¹
~14% CAGR
$0.7B
$0.8 - 0.9B

Strong 2017A to 2019E Growth

- Locomotive deliveries expected to grow in line with recent orders
- Strong modernization growth; ~1,000 modernizations in backlog
- Service overhauls continue to trend in line with locomotive delivery schedule

Note: Adjusted figures represent non-GAAP metrics
[1] Excludes synergies and purchase price amortization.

12 ///

Wabtec CORPORATION

GE Transportation competitive strengths Note: Adjusted figures represent non-GAAP metrics Leading global freight rail provider with a 23K locomotive installed base across both developed and emerging markets Growing services business with $13B backlog drives recurring revenues and mitigates cycles Comprehensive digital portfolio driving train performance and network optimization Leading engineering and technical intellectual property Strong horizontal / efficient supply chain Proven leadership team & results-driven culture Ability to maintain solid 18%+ adj. EBIT margins through the cycle

Strategic Rationale

Strategic Rationale Diversified, Global Leader in Transportation and Logistics 1 Electronics and Digital Technologies Leading to Autonomous Operations Recurring Revenue Growth in High-Margin Aftermarket and Services Highly Compelling Pro Forma Financial Profile . . . Attractive Point in Cycle 2 3 4 Significant Operating Synergy Potential and Tax Benefit Drive Value Creation 5 Strong Free Cash Flow Profile Enabling Rapid Deleveraging 6 Combination creates one of the world's largest providers of technology-enabled equipment, systems, and services for the locomotive, freight, and passenger rail industries

Diversified, global leader in transportation and logistics Combined Entity1 Revenue by Segment Revenue by Geography + FY17A Sales: FY17A Sales: 1 Complementary Portfolios with Focus on Transportation Industry . . . Poised for Seamless Integration Note: Based on 2017A financial information ¹ Assumes GE Transportation assets allocated to Freight segment.

② ELECTRONICS AND DIGITAL TECHNOLOGIES LEADING TO AUTONOMOUS OPERATION

Safety



Positive Train Control: Implemented across ~70,000 route miles of track; 25,000 road locomotives



VideoTrax: High-definition video recording on-board locomotives; ~18,000 units installed



Brake Control: Installed on ~50% of NAFTA locomotives and freight cars

Productivity



Movement Planner: Plans 42% of rev-ton miles in US; 5-10% ↑ in network velocity



Transportation Management System: Manages interchange of 9M annual carloads; used by 520 Short Lines



Remote Locomotive Monitoring: ~17,000 locomotives monitored daily

Efficiency



Trip Optimizer: 7-13% ↑ in fuel savings; ~200M gallons of fuel saved/year



Smart HPT: Incremental 5-8% fuel saved by automatically managing locomotive consist



Locotrol Distributed Power: Enables operation of long, heavy and fuel-efficient trains. Fuel Savings ↑3%; Crew savings ↑25%

Creates compelling offering to meet growing demand for integrated digital, autonomous solutions

- ↑ **Fuel Savings**
- ↓ **Labor Costs**
- ↑ **Asset Reliability**
- ↑ **Enhanced Visibility**
- ↑ **Network Velocity**
- ↑ **Path to Autonomous**

17 ///

Wabtec CORPORATION

3 RECURRING REVENUE GROWTH IN HIGH-MARGIN AFTERMARKET AND SERVICES

Combined entity will be a leading global freight and transit rail provider with installed base of >23,000 locos and content on virtually all locomotives and freight cars in NAFTA, enabling significant opportunities for aftermarket parts and services

Extensive Installed Base



GE Transportation's % of Local Installed Base
>50%
~50%
<50%

Strong Mix of Aftermarket Products & Services[1]



OEM
46%
Aftermarket
54%

… Supported by a Compelling Combined Customer Base



SIEMENS - ALSTOM
GREENBRIER
AMERICAN RAILCAR
TRINITY INDUSTRIES
BOMBARDIER
CN
CP
NORFOLK SOUTHERN
BNSF
UNION PACIFIC
KCS
CSX
G & W
KOMATSU
RIO TINTO
BAFFINLAND
FERROMEX
LA PORT
PAN AM

[1] Based on 2017A financial information of both Wabtec and GE Transportation

18 ///

4 HIGHLY COMPELLING PRO FORMA FINANCIAL PROFILE … ATTRACTIVE POINT IN CYCLE

- Transaction creates a ~$8B revenue company with significant scale, higher margins and strong cash flow
- Approximately $250M of run-rate operating synergies to be achieved by year 4
- Immediately accretive to Wabtec operating margins (~13% to >15%)
- ~15% cash EPS accretion in Year 1
- ~$150M of annual cash tax savings for next 15 years
- >$6B of cumulative free cash flow[1] generation over 2019-2022E period

Note: Adjusted figures represent non-GAAP metrics
[1] Defined as operating cash flow minus capex.

19 ///

Wabtec CORPORATION

5 SIGNIFICANT OPERATING SYNERGY POTENTIAL AND TAX BENEFIT DRIVE VALUE CREATION

Experienced Cross-Functional Team To Drive Seamless Integration and Synergies

Key Areas of Opportunity – Operating Synergies

- SG&A Savings
- Sourcing Savings
- Facility Consolidation
- IT Savings
- Revenue Synergies

~$250M of Run-Rate Operating Synergies

Run-rate to be achieved by Year 4

Total cost to achieve is ~$75M, mostly incurred during first three years

Cash Tax Savings

- Tax step-up associated with the transaction drives average annual cash tax benefits of ~$150M for the next 15 years
- First $470M of gross cash tax benefits to be paid to GE by Wabtec (expected to be realized during first 3-4 years)
- Remaining cash tax benefits accrue to Wabtec pro forma entity (net present value of ~$1.1B)

Net ~$1.1B NPV of Tax Step-Up

20 ///

Wabtec CORPORATION

Strong Free Cash Flow Profile Enabling Rapid Deleveraging Wabtec remains committed to paying its quarterly 12c per share dividend to all shareholders Top priority for deployment of excess cash will be debt reduction to achieve target leverage levels Wabtec expects to remain investment grade Wabtec has obtained full commitments for a $2.9B bridge facility Anticipate <2.5x gross leverage ratio by the end of 2019 Permanent financing will contemplate an appropriate mix of permanent and pre-payable debt to achieve leverage targets Deleveraging Profile Post Close Wabtec Existing Debt $1.7 (+) Incremental Transaction Debt $2.9 Total Debt $4.6 (-) Cash $0.2 Net Debt $4.4 Gross Leverage Ratio 3.3x Net Leverage Ratio 3.1x Pro Forma Capitalization at Close¹ ($B) Combined company’s strong free cash flow profile will allow for rapid deleveraging and commitment to solid investment grade credit rating 6 Total Debt / Adj. EBITDA Note: Adjusted figures represent non-GAAP metrics. ¹ Illustratively assumes 31-Dec-2018 transaction closing.

Substantial value creation for shareholders Based on unaffected Wabtec share price as of April 19, 2018 (US$ in billions) Note: Adjusted figures represent non-GAAP metrics. 1 Based on Wabtec undisturbed share price of $83.79 on 19-Apr-2018 and Wabtec fully diluted share count. 2 Based on estimated timing of synergy realization and costs to achieve them. Illustrative Combined Equity Value GE and GE Shareholders 50.1% Wabtec Shareholders 49.9% + $2.9B incremental cash payment to GE + ~25% vs. unaffected + ~10% vs. current

Perspectives on Transaction Value (US$ in billions) Note: Wabtec current EV / adj. EBITDA based on IBES estimates. Adjusted figures represent non-GAAP metrics. 1 Based on Wabtec undisturbed share price of $83.79 on 19-Apr-2018 and Wabtec fully diluted share count. Transaction Multiples 2019E EV¹ / Adj. EBITDA Wabtec 2019E EV¹ / Adj. EBITDA 2017A EV¹ / Adj. EBITDA

WABTEC + GE TRANSPORTATION Accelerating The Future Of Transportation + Shareholders Customers Employees Complementary strengths will enable combined company to deliver through the transportation cycle and be best positioned for long-term growth in an improving industry environment Expanded suite of solutions will allow companies to better partner with customers to help them overcome their toughest infrastructure challenges With centuries of combined industry heritage and a culture of innovation, the companies will foster new growth opportunities for their employees as part of a stronger, more diversified company Revenues Countries Employees ~$8B ~27K ~50 Value

Q&A